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                                                                   Exhibit 10.66

                       AMENDED PURCHASE AND SALE AGREEMENT

                  THIS AGREEMENT is made and entered into as of the 5th day of August, 2002 (the "Effective Date"), by and between BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP ("Seller"), a Delaware limited partnership, and L.J. GREZAFFI D/B/A L.J.G. LAND COMPANY ("Buyer").

                                    RECITALS

                  WHEREAS, on April 3, 2001, Seller filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code"), in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), under case number 01-1268 (the "Bankruptcy Case"). Seller is continuing in possession of its properties and acting as a debtor in possession pursuant to section 1107 and 1108 of the Bankruptcy Code;

                  WHEREAS, Buyer desires to purchase from Seller a certain tract of land in Ascension Parish, Louisiana, which is shown on a plat thereof attached hereto as Exhibit "A", which contains 161.55 acres, more or less, and is more particularly described on Exhibit "B" hereto (the "Property");

                  WHEREAS, this Agreement and the transaction contemplated herein are subject to the prior approval of the Bankruptcy Court, after notice and hearing in the Bankruptcy Case (the "Bankruptcy Court Approval"); and

                  WHEREAS, upon Bankruptcy Court Approval, Seller desires to sell, and Buyer desires to purchase, the Property in accordance with the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  1. SALE AND PURCHASE. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller subject to the terms and conditions set forth herein. Buyer hereby acknowledges and agrees that the purchase of the Property is without reliance on any representations or warranties by Seller as to the title thereto or the use or conditions thereof; that as to title, Buyer will rely on a current survey of the Property and a commitment for title insurance to be issued by a title company of Buyer's choice; and that Buyer's purchase of the Property shall be based on the inspection of the Property by Buyer and/or Buyer's representatives or agents. The act of sale (the "Act of Sale") by which the Property will be conveyed shall contain provisions substantially as set forth on Exhibit "C" hereto, to give effect to the foregoing insofar as the Property is concerned.

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                  2.      PURCHASE PRICE. Buyer shall pay to Seller for the
Property a price of $1,350,000.00 in cash (the "Purchase Price"). Within forty-five (45) days after Bankruptcy Court Approval, Buyer shall cause a Louisiana licensed surveyor or civil engineer to prepare a survey of the Property (the "Survey") which shall include among other things, any servitudes or rights of way on the Property, a plan of resubdivision of property as required by the Parish of Ascension of Seller if required to deliver merchantable and insurable title to the Property, a full legal description of the Property as per the Survey and a certification of the correctness of the Survey in favor of Seller, Buyer and the title company of Buyer's choice. Seller shall fully cooperate with an application for approval of the survey reflecting a plan of subdivision so that the Property shall be a separate tract or tracts of record, all in compliance with the subdivision ordinance of Ascension Parish, provided that Buyer shall bear the costs or expenses involved in securing the approval of the plan of subdivision of property by said Parish.

                  3. FUNDING PURCHASE PRICE. The Purchase Price shall be payable in immediately available federal funds, which funds are to be wire transferred before 12:00 PM (Noon) (Central Standard Time) on the date of closing pursuant to such wiring instructions as Seller shall deliver to Buyer at least five (5) business days before the "Closing Date" as defined below.

                  4. EVIDENCE OF TITLE. Within forty-five (45) days after Bankruptcy Court Approval, Buyer shall obtain a commitment from a title company of Buyer's choice to insure Buyer's title to the Property upon the acquisition thereof from Seller (the "Title Commitment").

                  5. TITLE TO THE PROPERTY. Seller shall be obligated to convey to Buyer merchantable title to the Property, but without any warranty of title, free of all liens and encumbrances except (a) all servitudes and rights of way and other matters of record impacting the use or condition of the Property exclusive of any restriction on the Property which would otherwise prohibit the use thereof for residential purposes, (b) all building and zoning laws, ordinances, and local, State and Federal regulations which may bear on the use or condition of the Property, and (c) encroachments and all other matters that the Survey should show, to all of which the sale and purchase of the Property shall be expressly made subject, and all of which are collectively referred to herein as the "Permitted Exceptions". Nothing contained in this
Section 5 shall be construed as negating or in any way limiting Buyer's right to terminate this Agreement pursuant to Section 7 hereof.

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                  6.      DEPOSIT. Buyer has deposited with Seller, the sum of
$5,000 as a deposit (the "Deposit") on the Purchase Price of the Property. The Deposit shall not be deemed earnest money. If the sale and purchase hereunder is consummated, the Deposit, shall be credited against the Purchase Price at the closing hereunder.

                  7. BUYER'S INSPECTION OF THE PROPERTY. Commencing not later than three (3) business days after Bankruptcy Court Approval and terminating not later than forty-five (45) days after such approval (the "Inspection Period"), Buyer, at its sole expense, shall (a) make or have made such reasonable non-destructive inspections, investigations, tests or assessments, in connection with the Property as Buyer, in its sole discretion, desires including, without limitation, the condition of soils and sub-surfaces, survey, environmental assessment, or other test and inspection as may relate to Purchaser's intended use of the Property; and (b) review the Title Commitment and the Survey (the matters set out in (a) and (b) of this Section are sometimes hereinafter referred to as "Buyer's Due Diligence"). If Buyer has any objection whatsoever in Buyer's sole discretion, to any of the matters set out in (a) and
(b) of this Section, Buyer shall have the right to terminate this Agreement by notifying Seller of such termination not later than the end of the Inspection Period. In the event of termination of the Agreement pursuant to this Section 7, Seller will return Buyer's Deposit promptly and neither party shall have any further obligation or liability hereunder except as otherwise provided herein. Upon the expiration of the Inspection Period without objection, as provided herein, or upon Buyer's notification to Seller that Buyer has no objection or will proceed notwithstanding any objection or objections, the Deposit will become non-refundable, except in the case of Seller's default hereunder or as may be otherwise provided herein.

                  8. BANKRUPTCY COURT APPROVAL. Seller will promptly after both parties have executed this Agreement, file and diligently pursue an application for Bankruptcy Court Approval of this Agreement so that it will have authority to consummate the transaction contemplated hereby. Notwithstanding anything in this Article 8 to the contrary, should Seller fail to obtain Bankruptcy Court Approval for this Agreement within ninety (90) days after the Effective Date hereof, Buyer shall have the right to terminate this Agreement, or the option to grant Seller more time.

                  9. INDEMNIFICATION. Buyer agrees to indemnify Seller and hold it harmless from and against all claims, damages or losses arising out of Buyer's inspections, including, without limitation, claims for personal injury or property damage and all reasonable costs, expenses and attorney's fees. If this agreement is terminated for any reason before the closing hereunder, Buyer shall restore the Property to its

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condition prior to Buyer's inspections. The obligations in this paragraph shall survive the closing hereunder or the termination of this Agreement for any reason.

                  10. POSSESSION. Seller shall deliver possession of the Property, subject to the Permitted Exceptions, not later than the Closing Date (as defined in Section 12 hereof), provided that all the terms and conditions of this Agreement have been complied with.

                  11. CONDITION OF OBLIGATIONS. Anything contained herein to the contrary notwithstanding, Seller's obligation to convey the Property shall be conditioned on Bankruptcy Court Approval.

                  12. THE CLOSING. The Act of Sale shall be consummated within twenty (20) days after the Inspection Period (the "Closing Date") and at such time and place as the Seller will designate in a notice given to Buyer at least five (5) business days prior to the Closing Date. In that connection, it is contemplated that Seller shall execute the Act of Sale at its home office in Geismar, Louisiana, and will deliver such documents to the agent for the title company so that Buyer (i) can execute same and (ii) give instructions to its bank to wire the funds in payment of the Purchase Price, whereupon the Act of Sale shall be consummated.

                  13. DEFAULT. In the event Seller is unable, within the time specified, to convey Buyer merchantable and insurable title to the Property free of all liens and encumbrances other than the Permitted Exceptions, then Seller shall forthwith return the Deposit, to Buyer and neither party shall have any further responsibility or liability to the other hereunder except as otherwise provided in Sections 9 and 17 hereof. In the event Seller fails to comply with this Agreement within the time specified for any reason other than its inability to obtain Bankruptcy Court Approval or to convey to Buyer a merchantable and insurable title to the Property free of all liens and encumbrances other than the Permitted Exceptions, then Buyer shall have the right, at Buyer's option, either to demand the return of the Deposit, plus an amount equal to said Deposit, with no interest attributed thereto, to be paid as liquidated damages, or to demand specific performance of this Agreement. In the event Buyer fails to comply with this Agreement within the time specified for any reason other than Seller's inability to obtain Bankruptcy Court Approval or to convey to Buyer a merchantable and insurable title to the Property, free of all liens and encumbrances other than the Permitted Exceptions, then Seller shall have the right, at Seller's option, either to retain the Deposit and demand an amount equal to said Deposit, to be paid as liquidated damages, or to demand specific performance of this Agreement.

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                  14.     ADJUSTMENTS AND PRORATIONS. All real estate taxes
pertaining to the Property shall be prorated to the Closing Date. If the amount of said taxes is not known on the Closing Date, they shall be apportioned on the basis of the amounts for the preceding year, with a reapportionment as soon as the new amounts can be ascertained. If such taxes shall thereafter be reduced by abatement, the Buyer shall be entitled to the amount of such abatement.

                  The adjustment to the Purchase Price resulting from this
Section 14 shall be added to or deducted from, as the case may be, the balance due on the Purchase Price set forth in Section 2.

                  15. COSTS AND ATTORNEY'S FEES. Buyer shall bear the costs of the Survey and compliance with any resubdivision of property ordinance, the commitment for title insurance, the cost of registering the Act of Sale in the conveyance records of Ascension Parish, Louisiana, and the premium for Buyer's title insurance policy insuring title to the Property upon the purchase thereof. Seller shall bear the costs of the mortgage and tax research certificates. With respect to attorney's fees and expenses, Seller agrees to pay such fees and expenses of Seller's counsel in this transaction and Buyer agrees to pay all fees and expenses of Buyer's counsel in this transaction.

                  16. CONDEMNATION. In the event that prior to the Closing Date any portion of the Property becomes the subject of a condemnation proceeding by a public or quasi-public authority having the power or eminent domain, then either (a) the parties shall proceed with the transaction contemplated herein, in which even Buyer shall be entitled to receive any condemnation proceeds, or (b) in the event such condemnation involves, in the reasonable estimation of Buyer, a loss of all or a material portion of access to the Property, Buyer, at its option, may terminate this Agreement by notice of such proceeding, in which case the Deposit, shall be refunded, and thereafter neither party shall have any further obligation or liability to the other by virtue of this Agreement, except as otherwise expressly provided herein.

                  17. BROKER'S COMMISSION. Seller and Buyer hereby warrant and represent to each other that neither has dealt with any broker or finder in connection with this transaction. Seller and Buyer hereby agree to indemnify and hold each other harmless from and against, any and all claims for brokerage or finder's fee or other similar commissions or compensation made by any and all other brokers or finders claiming to have dealt with Buyer or Seller, as the case may be, in connection with this Agreement or the consummation of the transaction contemplated hereby. The obligations in this Section 17 shall survive the consummation of the Act of Sale or the termination of this Agreement for any reason.

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                  18.     CLOSING DOCUMENTS. Each party shall deliver to the
other party or the title insurance company such duly executed and acknowledged or verified certificates, affidavits and other usual closing documents respecting the power and authority to perform the obligations hereunder and as to the due authorization thereof by the appropriate corporate, partnership, limited liability company or other representatives acting for it, as counsel for the other party or the title insurance company may reasonably request.

                  19. NON-FOREIGN CERTIFICATE. On the Closing Date, Seller shall deliver to Buyer (i) a certification that Seller is not a non-resident alien (a foreign corporation, partnership, trust, or estate as defined in the Internal Revenue Code and Treasury Regulations promulgated thereunder), and (ii) an affidavit to the effect that no construction work has been done on the Property within a period of at least three (3) months before the Closing Date.

                  20. WAIVER. No waiver of any breach of any agreement or provision contained herein shall be deemed a waiver of any preceding or succeeding breach of any other agreement or provision herein contained. No extension of time for the performance of any obligation or act shall be deemed an extension of time for the performance of any other obligation or act.

                  21. GOVERNING LAW. This Agreement shall be governed and construed under the laws of the State of Louisiana, subject to the provisions of
Section 30 hereof.

                  22. NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed duly given, delivered and received on the date received when delivered by hand, by certified mail-return receipt requested, or by courier or express delivery service, or when transmitted by electronically confirmed facsimile, to the address or facsimile number set forth beneath the name of such party below, or to such other address or facsimile number as such party shall have specified in a written notice to the other party hereto:

         If to Seller:          Mr. Marshall D. Owens, Jr.
                                Vice President-Manufacturing
                                Borden Chemicals & Plastics
                                Operating Partnership
                                36045 Louisiana Highway 30
                                Geismar, Louisiana 70734
                                FAX NO.: 225-673-0672

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         Copy to:               c/o Lemle & Kelleher, L.L.P.
                                Attn.: Messrs. B. Richard Moore, Jr.
                                       and Julian H. Good
                                21st Floor
                                601 Poydras Street
                                New Orleans, Louisiana  70130
                                FAX NO.: 504-584-9142

         If to Buyer:           L.J. Grezaffi
                                P.O. Box 692
                                New Roads, Louisiana 70761
                                FAX NO.: 225-639-9016

         Copy To:               Jewell & Jewell
                                P.O. Box 156
                                New Roads, Louisiana 70760
                                FAX NO.: 225-638-8319

                  23. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement, provided that if for any reason this Agreement has not been executed by both parties and a fully executed copy has not been delivered to each party on or before August 9, 2002, then this Agreement shall be deemed invalid and unenforceable and neither party shall have any obligation or liability to the other arising out of the negotiation for and the preparation of this Agreement.

                  24. HEADINGS. The section headings used herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  25. ATTORNEY'S FEES. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision hereof is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements, in addition to any other relief to which the prevailing party may be entitled.

                  26. CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and no rule of construction, presumption or burden of proof favoring any party shall arise by reason of the authorship of any specific

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provision of this Agreement, if any ambiguity or question of intent, construction or interpretation of this Agreement arises.

                  27. ENTIRE AGREEMENT. This instrument sets forth the entire agreement between the parties and may not be cancelled, modified, or amended except by a written instrument executed by both Seller and Buyer.

                  28. JURISDICTION OF THE BANKRUPTCY COURT. The Bankruptcy Court shall retain jurisdiction to (i) implement and enforce this Agreement,
(ii) resolve any disputes arising under or related to this Agreement, and (iii) interpret, implement and enforce the provisions of any of its order entered in respect of this Agreement. For all purposes hereof, Bankruptcy Court Approval shall mean an order of the Bankruptcy Court or an appellate court with jurisdiction over the Bankruptcy Court in the Bankruptcy Case, which is a final order and one which is binding on all parties at interest in the Bankruptcy Case, and with respect to which there is no right or further right, as the case may be, of appeal by any party at interest in the Bankruptcy Case.

                  29. TAX FREE EXCHANGE OPTION. Buyer shall have the option to effect a tax free exchange hereunder in his favor, provided Buyer can work out the details and secure the necessary consent from his lenders on or before the Closing Date. Seller agrees to execute all documents required to complete the exchange on or before the Closing Date and Buyer shall be responsible for the payment of all costs and fees incurred by Seller and/or Buyer in connection with closing an exchange transaction, including, without limitation, attorney fees and recording costs.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed in triplicate originals at the place and on the date indicated, and in the presence of the witnesses who sign, opposite their respective signatures.

Wilmington, Delaware
September    , 2002

WITNESSES:                                  SELLER:

                                            BORDEN CHEMICALS AND PLASTICS
                                            OPERATING LIMITED PARTNERSHIP
                                            By its General Partner

                                            BCP Management, Inc.
---------------------------

                                            By:  /s/ Marshall D. Owens
                                               --------------------------
                                                Marshall Owens
---------------------------                     Its: Vice President


New Roads, Louisiana
September    , 2002

WITNESSES:                                  BUYER:

---------------------------
                                                 /s/ L.J. Grezaffi
                                            -----------------------------
                                            L.J. GREZAFFI
---------------------------

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                                   EXHIBIT "A"
                                       TO
                           PURCHASE AND SALE AGREEMENT


                             Attach plat of Property

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                                   EXHIBIT "B"
                                       TO
                           PURCHASE AND SALE AGREEMENT

A CERTAIN TRACT OR PARCEL OF LAND, and all rights, privileges and servitudes thereunto belonging or in anywise appertaining (including alluvion and batture), situated in Section 50, Township 9 south, Range 2 East, ASCENSION PARISH, Louisiana, in the Southeast quadrant, intersection of Louisiana Highway 73, 6,388.9 feet of frontage on Louisiana Highway 30 by 1,362.68 feet of frontage on Louisiana Highway 73, Southeastern Land District of Louisiana, containing 161.55 acres, more or less, and being designated as Borden Chemicals and Plastics tract Site 236.

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                                   EXHIBIT "C"
                                       TO
                           PURCHASE AND SALE AGREEMENT

                  This sale and purchase of the Property is made and accepted
(i) without any warranty as to title except against the act(s) of Seller, but with substitution and subrogation in and to all the rights and actions of warranty which Seller has or may have against all preceding owners and vendors, and (ii) "AS IS, WHERE IS" without any warranties of any kind whatsoever as to the use or condition of the Property or any of the component parts thereof or the absence of apparent or hidden defects in the Property, including, without limitation, or the environmental condition of the Property. Buyer hereby waives
(i) the warranty against hidden defects or redhibitory vices in the Property otherwise imposed by Article 2475 of the Louisiana Civil Code or other applicable law, and (ii) any rights it may otherwise have in redhibition or for reduction of the Purchase Price pursuant to Articles 2530 through 2548 of the Louisiana Civil Code or other applicable law, and release Seller from any liability which may otherwise arise out of such warranty and rights in connection with the sale of the Property. Buyer then declared and acknowledged that such waivers and release of liability constitute a material part of the consideration for the sale of the Property, that such waivers and release of liability and the legal effect thereof have been explained in detail, and that Buyer has voluntarily and knowingly agreed thereto. Buyer hereby acknowledges and confirms that Buyer has had ample opportunity to inspect the Property fully, has inspected the Property to the extent Buyer desires, is purchasing the Property in its present condition "AS IS, WHERE IS" with all defects, and does hereby waive and relinquish, to the fullest extent permitted by law, any and all rights to void the sale, to claim damages or for a reduction or return of the Purchase Price on account of any latent, hidden, or apparent vice or defect in the Property.

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